As filed with the Securities and Exchange Commission on March 4, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ADOLPH COORS COMPANY

(Exact name of registrant as specified in its charter)

Colorado	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

311 10th Street

P.O. Box 4030

Golden, Colorado 80401-0030

(303) 279-6565

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Adolph Coors Company 1990 Equity Incentive Plan

(Full title of the plan(s))

Robert M. Reese

Chief Legal Officer

Adolph Coors Company

311 10th Street

P.O. Box 4030

Golden, Colorado 80401-0030

(303) 279-6565

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

W. Dean Salter, Esq.

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

(303) 861-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class B Common Stock	250,000 Shares	$48.375	$12,093,750	$978.39

(1)	This Registration Statement shall also cover any additional shares of Class B Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Class B Common Stock.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and low sale prices of the Class B Common Stock reported on the New York Stock Exchange on February 28, 2003.

Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8. The Form S-8 filed with the Commission on May 24, 1990, by Adolph Coors Company (the “Registrant”), File Number 33-35035, the Form S-8 filed with the Commission on June 1, 2000, File Number 333-38378, and the Form S-8 filed with the Commission on April 25, 2001, File Number 333-59516 are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the May 24, 1990 Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 30, 2001;

(b)    The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 29, 2002.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents unless all or a portion of such documents are deemed not to be filed.

ITEM 8.    EXHIBITS

Exhibit No.	Description

5.1	Opinion of Annita M. Menogan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Annita M. Menogan (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages)

ITEM 9.    UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado, on the 28th day of February, 2003.

ADOLPH COORS COMPANY

By:	/s/ W. Leo Kiely
W. Leo Kiely III Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Coors, W. Leo Kiely III and Robert M. Reese, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) relating to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ W. Leo Kiely W. Leo Kiely III	Principal Executive Officer and Director	2/28/03

/s/ Timothy V. Wolf Timothy V. Wolf	Principal Financial Officer	2/28/03

/s/ Ronald A. Tryggestad Ronald A. Tryggestad	Controller and Principal Accounting Officer	3/03/03

/s/ William K. Coors William K. Coors	Director	2/26/03

/s/ Peter H. Coors Peter H. Coors	Director	2/28/03

Signatures	Title	Date

Charles M. Herington	Director

/s/ Franklin W. Hobbs Franklin W. Hobbs	Director	2/26/03

Pamela H. Patsley	Director

Wayne R. Sanders	Director

/s/ Albert C. Yates Albert C. Yates	Director	2/26/03